Exhibit 10.10

Lease Registration Notes

A.	Materials Needed for Lease Registration
1.	Deed or other valid certificates of land use rights (show the original and submit a copy)
2.	Identification of the leaser and leasee
i.	Entity
Certificate of Incorporation or Business License (show the original and submit a copy)
Certificate of authorized representative (original copy)
ii.	Individual Person
ID card or other legal certificate (show original and submit a copy)
3.	If the leased real estate is entrusted to person(s) other than the owner, authorization, the ID card of the authorized person(s)
4.	If the leased real estate is jointly owned, approval of and authorization from all the owners
5.	Lease

The original copies of the documents in the 3 and 4 shall be submitted. Authorizations from foreign parties shall be notarized or otherwise certified.
B.	Instructions to the Lease Registration Notes

According to Shenzhen Special Economic Zone Real Estate Rental Regulations Article 6 and Article 7 Section 2 (“Regulation”), if the lease cannot be registered pursuant to the Regulation, the leaser and leasee should submit the relevant materials and IDs of the parties to register at the relevant agency in the district.

LEASE AGREEMENT

Leaser:	Xu Zhongnan
Address:	69 Huajiazhuang Fenghuang Village, Tingzu Town, Echen District, Echuan City, Hubei Province
Zip code:
Telephone:	13902951367
Authorized Person:	Xiong Chunrong
Address:	Hongdianxincun Zhenchennan Road, Echen District, Echuan City, Hubei Province
Zip code:
Telephone:	13823595609
ID No.:	420700196808064000

Leasee:	Shenzhen LibaohuaTechnology Co., Ltd.
Address:	Dongjinghaiyuan Building Gupaotai Road, Suite 602B, Nanshan District, Shenzhen
Zip code:
Telephone:	13760153683
Business License No.:	440301104188342
Authorized Person:	Wang Biaobiao
Address:	Xuezhuang Village, Xuezhuang Xiang, Xinhua District, Pingdingshan City, Heibei Province
Zip code:
Telephone:	13632976040
ID No.:	410402198509245000

Pursuant to the People’s Republic of China Contract Law, People’s Republic of China Urban Real Estate Management Law, Shenzhen Special Economic Zone Real Estate Rental Regulations and its implementation rules, after negotiation, the Leaser and Leasee agree to the following.

Article 1. The Leaser shall lease the following real estate to the Leasee: 3 Gongyequgang, Building B Room 401, Daohehua, Pinghju Street, Longgang District Shenzhen, room code: 4403070010120400050 (the “Rental Property”). The construction area of the Rental Property amounts to 680 square meters. The building has four floors.

The owner of the Rental Property is Xu Zhongnan. The number of its deed or other valid certificate is: Shenzhen Real Estate No.6000219572.

Article 2. The unit rent of the Rental Property is RMB 9 per square meter. The total amount of the rent is RMB 6,120.

Article 3. There is no initial payment.

Article 4. The Leasee shall make monthly rental payment before the 30th day of every month to the Leaser. The Leaser shall issue an invoice to the Leasee after such payment is made.

Article 5. The term of the lease is from October 12, 2010 to October 11, 2011. The term shall not exceed the authorized term of the land use right. If the term exceeds the authorized term and the Leaser and the Leasee agree upon which party shall bear the damage caused, such agreement shall prevail. If there is no such agreement, the Leaser shall bear the damage.

Article 6. The purposes of the Rental Property: Office and factory

The Leasee shall seek written approval from the Leaser and permission to change the purposes of the Rental Property from the real estate agency pursuant to laws and regulations before it puts the Rental Property to other use.

Article 7. The Leaser shall deliver the Rental Property to the Leasee and handle the relevant transfer procedures.

If the Leaser delivers the Rental Property later than the agreed time, the Leasee may request to extend the expiration date of the Lease. Such extension shall be consented by the Leaser and the Leasee in writing and reported to the lease registration agency.

Article 8. Upon delivery of the Rental Property, the Leaser and the Leasee shall confirm the then conditions of the Rental Property and its fixture and specify as such in the attached pages.

Article 9. Upon delivery of the Rental Property, the Leaser shall collect from the Leasee RMB 6,120 as deposit which equals to 1 month rent.

The Leaser shall invoice the Leasee when such deposit is collected.

Conditions to return the deposit to Leasee: 1. No outstanding payment and 2 expiration of the lease. The deposit shall be returned as cash upon expiration of the lease.

If any of the following exists, the Leaser may refuse to return the deposit: the Leasee cancels the lease before expiration.

Article 10. During the lease, the Leaser shall be responsible for the fees and taxes arising out of the land use right and the rental management fee. The Leasee shall make timely payment of the utility fee, cleaning fee, building management fee and other fees arising out of the lease.

Article 11. The Leaser shall ensure that the Rental Property and its fixture can achieve the rental purposes and that it meets the safety requirements under relevant rules and regulations.

Article 12. The Leasee shall use the Rental Property and its fixture reasonably and shall not use the Rental Property to conduct illegal activities. The Leaser shall not interfere with the Leasee’s reasonable and normal use of the Rental Property.

Article 13. During the Leasee’s use of the Rental Property, if damage or malfunction occurs that may interfere with the safe and normal use of the Rental Property, the Leasee shall notify the Leaser in a timely manner and take possible effective measure to stop the worsening of the condition. The Leaser shall, upon notice from the Leasee, repair or authorize the Leasee to repair within one day. If the Leasee is not able to notify the Leaser or the Leaser does not repair in the agreed time, the Leasee may make repairs for the Leaser.

If an emergency occurs that requires immediate repairs, the Leasee may make repairs in the Leaser’s place and notify the Leaser of the occurrence.

The cost of the repairs under the above 2 sections shall be borne by the Leaser (including the repair cost incurred by the Leasee in the Leaser’s place and the reasonable cost to stop the worsening). If the Leasee does not fulfill its obligations under the above 2 sections and does not notify the Leaser or take possible effective measures in a timely manner and causes the condition to worsen, the extra cost of repairs shall be borne by the Leasee.

Article 14. If, due to the Leasee’s inappropriate or unreasonable use, the Rental Property or its fixture becomes unsafe, damaged or malfunctioning, the Leasee shall make repairs and notify the Leaser.

Article 15. During the lease, the Leasee shall be able to transfer the lease to a third party with written consent from the Leaser. The Leasee shall register such transfer at the relevant real estate rental agency. The term of the transfer shall not exceed the term of the lease.

Article 16. During the lease, the Leaser shall notify in writing the Leasee if the Leaser is to transfer all or part of the land use right a month ahead of such transfer. The Leasee shall reply in 3 business days. The Leasee shall have the right of first refusal.

If the Rental Property is transferred to third party, the Leaser shall notify the transferee to continue performance of the lease.

Article 17. The lease may be modified or cancelled if one of the following occurs:

1.	If performance under the lease is impossible due to Force Majeure,
2.	If the government expropriates, purchases, takes back or takes down the Rental Property, or
3.	Consented by the Leaser and the Leasee.

Article 18. The Leaser may seek from the Leasee compensation and damages N/A if any of the following occurs:

1.	If the Leasee misses rent payment for more than N/A,
2.	If the arrears may cause the Leaser to lose more than N/A,
3.	The Leasee conducts illegal activities that interferes with public or private interest on the Rental Property,
4.	The Leasee modifies the structure or the purposes of the Rental Property,
5.	The Leasee does not make or pay for the repairs and causes the Rental Property or the equipment to be severely damaged in violation of Article 14,
6.	The Leasee renovates the Rental Property without the Leaser’s consent or the relevant agency’s approval, or
7.	The Leasee transfers the lease to third party without authorization.

In addition to seeking compensation and damages from the Leasee, the Leaser may also cancel or amend the lease. Once the notice to cancel or amend the lease is delivered legally, the Leaser shall have the right to register such amendment or cancellation.

Article 19. The Leasee may seek from the Leaser compensation and damages N/A if any of the following occurs:

1.	The Leaser delivers the Rental Property more than N/A later than agreed upon,
2.	The Leaser does not perform under Provision 1 of Article 11 and causes the Leasee to be unable to achieve the rental purposes,
3.	The Leaser does not perform under Article 13 and does not make or pay for the repairs, or
4.	The Leaser modify, expand or renovate the Rental Property without consent from the Leasee,

In addition to seeking compensation and damages from the Leaser, the Leasee may also cancel (the Leasee shall notify the Leaser in writing after it receives compensation and deliver the Rental Property) or amend the lease. Once the notice to cancel or amend the lease is delivered legally, the Leasee shall have the right to register such amendment or cancellation.

Article 20. After the expiration of the lease, the Leasee shall move from and deliver the Rental Property and make sure that the Rental Property and its fixture is intact (other than normal wear). The Leasee shall also settle accounts with the Leaser and perform the transfer procedures.

If the Leasee does not move from or deliver the Rental Property in time, the Leaser shall have the right to take the Rental Property back and seek twice the amount of rent for the exceeding period.

Article 21. After the expiration of the lease, if the Leasee wishes to keep renting the Rental Property, it shall notify the Leaser. The Leasee shall have the right of first refusal.

If the Leaser and the Leasee reach an agreement to extend the lease, such agreement shall be put in writing and registered with the relevant angency.

Article 22. Both parties shall sign the Shenzhen Real Estate Rental Safety Management Responsibility Agreement. There shall be no hidden danger in the Rental Property. The construction, fire safety system, gas, electricity equipment, exits and hallways shall comply with the production safety, fire safety, security, environment protection and hygiene requirements under the municipal regulations. The Leasee shall use the Rental Property strictly in compliance with the safety, fire safety, security, environment protection and hygiene requirements under the relevant government regulations and have the obligation to make sure there is no hidden danger in the use. Both parties shall perform their obligations. If there is a breach, the breaching party shall be liable. Pursuant to the articles of the lease, the Leaser and Leasee shall perform their obligations. If either of the Leaser or the Leasee breaches the lease, the breaching party shall be liable.

Article 23. The Leaser and the Leasee may agree on additional issues. Such agreement shall be put in writing on the attached pages. The content on the attached pages shall be a part of this lease, with the same effect as the other part of the lease after execution by the Leaser and the Leasee.

If the Leaser and the Leasee agree to amend the lease, such amendment shall be registered at the relevant registration agency. The registered amendment(s) shall have the same effect as the lease.

Article 24. If a dispute arises out of the lease, the Leaser and the Leasee shall negotiate to resolve it. If such negotiation cannot resolve the dispute, the Leaser and the Leasee may seek mediation from the registration agency. If such mediation cannot resolve the dispute, the Leaser and the Leasee may seek arbitration from Shenzhen Arbitration Committee.

Article 25. The notices shall be delivered to the addresses above. The addresses shall remain the same and effective for notice purposes without written notice. The notice shall be deemed delivered if one party sends the notice to the address above. If such notice is returned by the postal agencies, the date of return is deemed the date of delivery.

Article 26. The lease shall be effective upon execution. The Leaser and the Leasee shall register the lease with the rental registration agency within 10 days of the execution.

Article 27. The original copy of the lease is in Chinese.

Article 28. There are four original copies of the lease. The Leaser shall have one copy. The Leasee shall have one copy, the registration agency shall have one copy and the relevant agency shall have one copy.

Leaser: Xu Zhongnan
Telephone: 13823595609
Authorized Person: Xiong Chunrong
November 2, 2010

Leasee: Shenzhen Libaohua Technology Co., Ltd.
Authorized Representative: Xiong Guofu
Telephone: 13632926040
Authorized Person: Wang Biaobiao
November 2, 2010

Registration date: November 3, 2010

SPECIAL NOTICE

1.
Before signing the contract, the parties should review carefully, negotiate the terms and modify the provisions accordingly. The parties can choose, supplement, fill in and modify the form. Once the contract is signed, the unchanged content and the content written in should be deemed the content of the contract (with the parties’ signatures or seals). The content that is chosen, supplemented, filled in and modified should prevail over the form.

2.
Before signing the contract, the leaser should show the leasee its deed or other proof of land use rights, and proof of the leaser’s legal identity. If there is an authorized person, authorization should be provided. If the real estate is jointly owned, consent and authorization from all the owners should be provided. The leasee should provide the leaser proof of its legal identity.

3.	The contract should be signed and performed according to the laws. It should not violate the procedural laws or agree on illegal matters.
4.
Once signed, the contract is binding to both parties. The parties should perform their obligations according to the contract. They should not amend or cancel the contract without legal reason or mutual consent.

5.	The blanks should be filled in by the parties with pen or writing brush with black or blue ink. The contract should be signed and sealed.
6.	The blanks in the contract are for the parties to negotiate and the boxes are for the parties to check.
7.	After signing the contract, the parties should register with the real estate rental agency together.
8.
The parties can decide the number of the original copies according to their needs. They should review carefully to make sure the copies are the same before signing them. Under any condition, each party should have at least one original copy.

9.	If there are any major changes in the contract, or the contract is cancelled or lost, the parties should go through the relevant procedures.
10.	The parties can agree on the attached pages as to how to dispose the objects in the rental property after the lease expires or if the lease is cancelled.
11.	Article 6 “The purposes of the Rental Property” of the agreement shall be one of the following fives: Commercial, Office, Factory, Warehouse or Multiple.

SHENZHEN REAL ESTATE RENTAL SAFETY MANAGEMENT RESPONSIBILITY AGREEMENT

To implement the Shenzhen People’s Committee Standing Committee’s decisions to improve safety responsibility of real estate rental, specify the safety responsibilities on real estate rental and improve the safety management of the real estate rental, protect the personal and property safety of the people, pursuant to the relevant rules and regulations, the responsibility agreement is drafted.

1.
The leaser and the leasee of the buildings for production and operation purposes (including markets, stalls and counters), offices, residence and other real estate are responsible for the safety of the rental properties.

2.
The Leaser shall possess the deed or other proof of ownership of the real estate according to the municipal regulations. If the real estate is entrusted to others, the owner shall sign a written authorization with the authorized person, which shall provide for the safety responsibilities of the parties. The subleaser and other leaser as a matter of fact shall have the safety responsibilities and the leaser.

3.
The leaser shall make sure that the building and its exits, passages, fire safety, gas and electricity equipment meet the requirements of the rule and regulations and other safety standards by the administrative department. If permit or approval is required by rules and regulations before the real estate can be leased, the leaser shall obtain such permit or approval first.

4.	If the leasee is to conduct production or operation activities in the rental property, the leaser shall require proof of fire safety procedure and its business licence.
5.
The leaser shall conduct at least one safety and use of the rental property inspection and record the result in writing every quarter. The leasee shall corporate and sign. If the leaser is unable to make such inspection due to objective reasons, it shall authorize other person to do so.

6.
If the leaser discovers hidden danger in the rental property or that the leasee has changed use of the rental property, it should submit such discovery to the real estate rental management agencies or other relevant government agencies.

7.
The leasee shall use the rental property safely and reasonably according to the provisions of the rules, regulations and the lease. It shall not change the structure and use of the rental property. If the leasee discovers hidden dangers in the rental property, it shall notify the leaser immediately and report to the real estate rental management agencies and other relevant government agencies.

8.
The leasee shall not change the use of the rental property at will. If it uses the rental property to conduct hotel, restaurant, entertainment, internet café, workshop businesses, its activities should comply with the relevant rules.

The rental property shall not be used to conduct gambling, drug dealing and using, prostituting, porn producing and sale, document counterfeiting, illegal publication producing, counterfeiting, criminal harboring and illegally-obtained items harboring and sale and other illegal activities.
The rental property shall not be used to conduct pyramid selling business or business without license, medical practice without license, renewable resources recycling without license and other illegal activities.
The rental property shall not be used to conduct job placement, match making, training, real estate broking without license and other fraud.
The rental property shall not be used to produce, store and operate inflammable, explosive, poisonous, radioactive and other dangerous materials.
9.	The leaser and the leasee shall cooperate with and assist the real estate rental management agency in safety inspections and management and provide relevant materials truthfully.
10.
If the leaser or the leasee does not carry out its responsibilities and causes personal injuries or monetary loss to a third party, the third party shall have the right to seek damages from the leaser or the leasee.

Leaser: Xu Zhongnan
Authorized Person: Xiong Chunrong
Telephone: 13823595609

Leasee: Shenzhen Libaohua Technology Co., Ltd.
Telephone: Wang Biaobiao 13632976040